UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 29, 2007

Analogic Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	0-6715	04-2454372
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8 Centennial Drive, Peabody, Massachusetts		01960
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	978-326-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2007 Annual Meeting of Stockholders of Analogic Corporation (the "Registrant") held on January 29, 2007 (the "Annual Meeting"), the Registrant’s stockholders approved an Analogic Corporation 2007 Stock Option Plan (the "2007 Stock Option Plan") and an Analogic Corporation 2007 Restricted Stock Plan (the "2007 Restricted Stock Plan" and, together with the 2007 Stock Option Plan, the "Plans").

A description of the material terms of the Plans is set forth in the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 22, 2006. Copies of the 2007 Stock Option Plan and the 2007 Restricted Stock Plan are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. Copies of the form of Stock Option Award Agreement for the 2007 Stock Option Plan and the form of Restricted Stock Award Agreement for the 2007 Restricted Stock Plan are attached as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

At the Annual Meeting, Bernard M. Gordon, who, in his capacity as the Executive Chairman of the Registrant, serves as the Chairman of the Board of Directors of the Registrant and also as its principal executive officer on an interim basis while a search for a new chief executive officer is conducted, stated that it is his present intention to complete his service as the Registrant’s principal executive officer on or before June 15, 2007.

The Registrant and John W. Wood Jr., a former director of the Registrant and its former President and Chief Executive Officer, entered into a Severance and Settlement Agreement and Release (the "Agreement") on January 29, 2007, the date on which the Agreement was countersigned on behalf of the Registrant. The full text of the Agreement is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference. The following description of the Agreement is qualified in its entirety by reference to the Agreement.

Under the Agreement, the Registrant agrees to pay to Mr. Wood on July 2, 2007, provided that Mr. Wood has not revoked the Agreement, a single lump-sum payment of $203,000 (representing six months’ of Mr. Wood’s salary at his regular annualized base salary rate of $406,000), less legally required and voluntarily authorized deductions, and otherwise in accordance with the Registrant’s customary payroll practices. The Agreement further provides that (a) on June 30, 2007, the Registrant shall pay to Mr. Wood an amount equal to the product of 2,000 multiplied by the closing stock price of the Registrant’s common stock on December 29, 2006 (the "Established Stock Price"), (b) on September 30, 2007, and at the end of each successive three-month period thereafter through and including June 30, 2009, the Registrant shall pay to Mr. Wood an amount equal to the product of 1,000 multiplied by the Established Stock Price, and (c) for a limited duration, which in no event will extend beyond December 31, 2007, the Registrant will continue to pay 80% of the health and/or dental insurance premiums for the continuation of Mr. Wood’s health and/or dental coverage under the Registrant’s group plans, provided that Mr. Wood continues to timely pay his 20% share of such premiums.

Under the Agreement, Mr. Wood (a) fully and unconditionally releases the Registrant and certain others (collectively referred to in the Agreement as the "Released Parties") from any and all claims, actions, liabilities, and the like of every kind and nature which Mr. Wood has ever had against the Released Parties, (b) agrees to provide certain consulting services and assistance to the Registrant through June 30, 2009, (c) acknowledges and reaffirms his (i) obligation under applicable law and his Proprietary Information and Inventions Agreement with the Registrant dated April 14, 2003 (the "PIIA Agreement"), to keep confidential certain non-public information concerning the Registrant, (ii) obligation concerning inventions under applicable law and the PIIA Agreement, and (iii) non-competition obligations under his Non-Competition Agreement with the Registrant dated April 14, 2003.

The Agreement further provides that if Mr. Wood breaches any of the terms of the Agreement, then, in addition to any other remedies in law or equity available to the Registrant, Mr. Wood shall thereupon immediately and automatically forfeit his right to receive any further payments or benefits of any kind whatsoever under the Agreement.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analogic Corporation

February 2, 2007	By:	/s/ Alex A. Van Adzin

Name: Alex A. Van Adzin
Title: Vice President, General Counsel, and Corporation Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Analogic Corporation 2007 Stock Option Plan
10.2	Analogic Corporation 2007 Restricted Stock Plan
10.3	Form of Stock Option Award Agreement for Analogic Corporation 2007 Stock Option Plan
10.4	Form of Restricted Stock Award Agreement for Analogic Corporation 2007 Restricted Stock Plan
10.5	Severance and Settlement Agreement and Release between Analogic Corporation and John W. Wood Jr.